Exhibit 99.3

Dresser, Inc.

15455 Dallas Parkway, Suite 1100	• Addison, Texas 75001	• phone 972/361-9933	• fax 972/361.9929

FOR IMMEDIATE RELEASE

DRESSER, INC. ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

The Company also releases prior period results

DALLAS, TX (November 18, 2003)—Dresser, Inc. today provided financial results for the third quarter of 2003. The company also provided earnings results for the first and second quarters of 2003, fiscal year results for 2002, restated results for the first three quarters of 2002, and restated fiscal year results for 2001.

As previously announced, the Company is in the process of restating prior period results and completing the audit of its 2002 results. The financial information and discussion in this press release reflects the correction of errors and restatements of the Company’s financial statements for the year 2001 and the first three quarters of 2002.

“Business conditions have begun to improve as evidenced by third quarter results,” stated Patrick Murray, CEO of Dresser, Inc. “We are finishing the restatements of prior periods and the re-audit of 2001, and expect to complete and make our outstanding filings with the Securities and Exchange Commission (“SEC”) by the beginning of next month.”

Consolidated third quarter 2003 financial results compared to third quarter 2002 results; slight increase in revenues and operating income

For the quarter ended September 30, 2003, the Company recorded revenues of $417.5 million, an increase of $9.6 million over the $407.9 million reported for the same period in 2002. Operating income in the third quarter of 2003 was $22.1 million, an increase of $1.2 million from $20.9 million in the third quarter of 2002. The Company posted a net loss of $9.8 million for the quarter ended September 30, 2003, compared to net income of $1.7 million for the year-ago period.

EBITDA for the third quarter of 2003 was $32.2 million, an increase of $0.9 million from $31.3 million in the same period last year.

“Adjusted EBITDA” (as defined below under “Notice relating to use of non-GAAP measures”) in the third quarter of 2003 was $47.2 million, an increase of $3.5 million compared to adjusted EBITDA of $43.7 million in the third quarter of 2002. Total adjustments of $15.0 million in the third quarter of 2003 were composed primarily of restructuring expenses of $6.5 million; effects of the work stoppage in the natural gas engine business of $2.0 million; expenses associated with an ongoing restatement and re-audit of 2001 totaling $2.7 million; and $1.6 million for acceleration of pension plan service costs associated with plant closings. Adjustments of $12.4 million in the third quarter of 2002 include restructuring expenses of $2.5 million; and write-downs of excess and obsolete inventories and inventory shrinkage of $9.6 million.

Gross margin for the three-month period ended September 30, 2003 was 26.6% compared to 24.8% for the same period in 2002.

Dresser, Inc. Provides Third Quarter 2003 Financial Results

SG&A expenses were 21.3% of revenues in the third quarter of 2003, compared to 19.6% in the same period last year. In the third quarter of 2003, SG&A included approximately $4.0 million of restructuring expenses. In the same period in 2002, there were restructuring and asset-write down expenses of $2.5 million.

Cash and cash equivalents totaled $113.2 million on September 30, 2003, compared to $92.6 million on September 30, 2002.

Borrowings under the Company’s senior credit facility and senior subordinated notes were $951.8 million at the end of the third quarter of 2003 compared to $960.0 million at the end of the third quarter of 2002. Total debt, including capital leases, on September 30, 2003, was $973.0 million, compared to $997.5 million on September 30, 2002.

Backlog on September 30, 2003 was $472.2 million, compared to $373.0 million on September 30, 2002.

Patrick Murray, Chief Executive Officer of Dresser, Inc., said “On a year-over-year basis, revenues and operating income in our Measurement Systems segment were up significantly, partially offset by decreases in our Flow Control and Compression and Power Systems segments. In Measurement Systems, we were helped by increased volumes and profits from the previously announced purchase of certain North American Tokheim assets, improved market conditions in our traditional retail fueling business, and the benefit of previously announced restructuring programs. In Flow Control, while international projects remained strong, relatively soft U.S. markets caused overall revenues to be down from year-to-year. Volumes in our control valve, pressure relief valve, and instruments product lines were down compared to last year while our on/off valve, metering and piping specialties product lines increased. Compression and Power Systems volumes were down primarily due to the effects of the strike, which ended in late July, in our natural gas engine business.”

Consolidated third quarter 2003 results compared to second quarter 2003 results; sequential improvement in revenues, operating income, and EBITDA

Revenues in the third quarter of $417.5 million were up $22.6 million from second quarter revenues of $394.9 million. Operating income of $22.1 million for the quarter ended September 30, 2003, was up $16.5 million from the $5.6 million recorded in the quarter ended June 30, 2003. The net loss in the third quarter of $9.8 million improved by $7.4 million from a $17.2 million loss in the second quarter of 2003. EBITDA in the third quarter of 2003 of $32.2 million increased by $9.9 million from the $22.3 million recorded in the second quarter of 2003.

Adjusted EBITDA was $47.2 million in the third quarter of 2003, an improvement of $9.4 million from adjusted EBITDA of $37.8 million in the second quarter. As described above, there were adjustments of $15.0 million in the third quarter of 2003, compared to $15.5 million of adjustments in the second quarter. Second quarter adjustments primarily included the effects of the strike in the natural gas engine business of $11.0 million, expenses for the restatement and re-audit of prior years of $5.8 million, $2.7 million in restructuring and exit costs, and $0.8 million related to discontinued acquisition activities. These adjustments were decreased by foreign exchange fluctuations of $4.8 million.

Gross margin of 26.6% in the third quarter of 2003 improved from 25.5% for the second quarter of 2003.

SG&A was 21.3% of revenues in the third quarter of 2003, a decline from 24.1% in the second quarter of 2003, mainly due to lower expenses associated with the restatement and re-audit of prior years and expenses related to discontinued acquisition activities in the second quarter.

Dresser, Inc. Provides Third Quarter 2003 Financial Results

Cash and cash equivalents totaled $113.2 million on September 30, 2003, compared to $102.2 million on June 30, 2002.

Borrowings under the Company’s senior credit facility and senior subordinated notes were $951.8 million at the end of the third quarter of 2003 compared to $952.0 million at the end of the second quarter of 2003. Total debt on September 30, 2003, was $973.0 million, compared to $980.2 million on June 30, 2003. Total debt on June 30, 2003 included a software related capital lease of $4.9 million and $2.3 million for financing of insurance premiums not included in the previous estimate of $973 million.

Backlog increased from $458.7 million on June 30, 2003 to $472.2 million on September 30, 2003.

“On a sequential basis,” stated Murray, “there was significant improvement in revenues, earnings, EBITDA, and adjusted EBITDA. The settlement of the Waukesha Engine strike, which began in May and ended in late July, had a less significant impact on the third quarter compared to the second quarter. In our Flow Control segment there was strengthening in international markets while U.S. markets continue to be relatively weak. In our Measurement Systems segment we saw an improving market and an end to the consolidation costs of integrating the Tokheim North America assets we purchased into our existing business. Finally, we had lower restatement and re-audit costs and other expenses partially offset by higher credit agreement amendment fees.”

Consolidated First nine months of 2003 compared to the first nine months of 2002; first half of 2003 weaker compared to first half of 2002

For the first nine months of 2003, revenues were $1,183.8 million, a decline of $26.9 million compared to $1,210.7 million for the first nine months of 2002. This was mainly due to weaker market conditions in the first half of 2003 compared to the first half of 2002. Decreases in volume in the Flow Control and Compression and Power Systems segments were partially offset by increases in the Measurement Systems segment.

Operating income for the first nine months of 2003 was $40.3 million, a decline of $48.4 million compared to $88.7 million for the first nine months of 2002. Lower volumes and margins in the Flow Control and Compression and Power Systems segments, as well as increased restructuring and other expenses, were only partially offset by higher volumes and margins in the Measurement Systems segment.

For the first nine months of 2003 the Company posted a net loss of $31.8 million compared to net income of $8.1 million for the comparable year-ago period. EBITDA in the first nine months of 2003 was $81.5 million compared to $123.5 million for the first nine months of 2002.

Adjusted EBITDA for the first nine months of 2003 was $122.9 million compared to $137.7 million for the first nine months of 2002. Adjustments to EBITDA in the first nine months of 2003 included restructuring costs of $15.9 million; effects of the strike in our natural gas engine business of $13.0 million; restatement and re-audit expenses of $8.4 million; expenses related to discontinued acquisition activities of $4.2 million; and an impairment of capitalized software costs of $2.4 million. Adjustments to EBITDA in the first nine months of 2002 included restructuring expenses of $2.5 million, and asset write-downs of $9.6 million and other costs of $2.1 million.

Gross margin declined slightly to 26.4% for the first nine months of 2003 compared to 27.2% for the first nine months of 2002.

Dresser, Inc. Provides Third Quarter 2003 Financial Results

SG&A as a percentage of revenues for the first nine months of 2003 was 23.0% compared to 19.9% for the same period in 2002. The majority of the increase in SG&A was in restructuring, restatement and re-audit, and credit agreement amendment expenses.

“The Waukesha Engine strike, volume declines in the Flow Control segment, and the previously discussed increases in corporate expenses were the major factors in the EBITDA decline from year-to-year,” commented Murray. “Improved results in our Measurement Systems segment only partially offset the declines in the other segments.”

Flow Control volumes down slightly year-on-year in the third quarter, but up slightly on a sequential basis

In the Flow Control segment, revenues for the third quarter of 2003 were $253.8 million, down $1.1 million from $254.9 million in the same year-ago period. Although international project business remained strong, weakness in U.S. markets persisted, particularly in gas transmission projects and aftermarket spending in refining, petrochemical, and power generation markets.

Operating income of $13.1 million for the quarter ended September 30, 2003, was up $0.5 million from $12.6 million recorded in the same quarter last year. Restructuring and other expenses in the third quarter of 2003 (primarily related to manufacturing plant consolidations in Houston and Connecticut) totaled $5.6 million, compared to $11.2 million of restructuring expenses and asset write-downs in the third quarter of 2002. Excluding these expenses, operating income in the third quarter of 2003 would have been down by $5.1 million from the corresponding period in the prior year largely due to weak U.S. markets.

Backlog of $345.7 million on September 30, 2003 increased $66.7 million from $279.0 million on September 30, 2002.

On a sequential basis, revenues in the third quarter of 2003 of $253.8 million were up slightly from $248.0 million recorded in the second quarter of 2003. Gains in the on/off valve and natural gas distribution systems businesses were partially offset by declines in the control valve, pressure relief valve, and instruments businesses. This was reflective of a strengthening international project market and soft U.S. markets, particularly in aftermarket sales to maintenance and repair organizations.

Operating income of $13.1 million in the third quarter of 2003 was down from $18.7 million in the second quarter of 2003. After adjusting for restructuring and other expenses of $5.6 million in the third quarter and $1.5 million in the second quarter, operating income declined by $1.5 million on a sequential basis.

Backlog of $345.7 million on September 30, 2003 decreased slightly from $348.6 million on June 30, 2003.

“The U.S. has been a soft market throughout 2003. Domestic spending remains relatively weak and customers continue to defer spending, for a variety of reasons, on maintenance and repair activities,” commented Murray. “On the other hand, the international project business continues to generate strong bookings in our Flow Control segment. As a result, we expect revenue increases in this segment in the fourth quarter. Adjusted EBITDA, however, is expected to decline primarily due to production inefficiencies as we close several plants in Berea, Kentucky and Houston, Texas and relocate production to new facilities, and losses incurred on a recently completed international project order.”

Measurement Systems benefits from acquisition of certain Tokheim North American assets and improved markets

On a year-on-year basis, third quarter 2003 Measurement Systems revenues were $96.0 million, up $15.2 million from $80.8 million in the corresponding period of 2002. Revenue of $8.3 million was generated from

Dresser, Inc. Provides Third Quarter 2003 Financial Results

the purchase of certain Tokheim North American assets with the remaining growth from improved market conditions in the U.S. and Europe.

Operating income in the third quarter of 2003 was $13.1 million, up $5.0 million from third quarter 2002 operating income of $8.1 million. The purchased Tokheim North American assets contributed $1.3 million in operating income during the quarter. Excluding restructuring and other expenses of $1.4 million in the third quarter of 2003 and $1.4 million in the third quarter of 2002, operating income improved by $5.0 million.

Backlog on September 30, 2003 was $49.5 million compared to $47.9 million on September 30, 2002.

On a sequential basis, third quarter 2003 revenues of $96.0 million were up $4.0 million from second quarter 2003 revenues of $92.0 million. Improving market conditions, particularly in the U.S., were mainly responsible for the quarter-on-quarter increase.

Operating income in the third quarter of 2003 was $13.1 million, up $8.3 million from second quarter operating income of $4.8 million. Restructuring and other expenses in the third quarter were $1.4 million compared to $0.8 million in the second quarter. Excluding these expenses, operating income in the third quarter was up $8.9 million from the second quarter.

Backlog on September 30, 2003 was $49.5 million compared to $50.5 million on June 30, 2003.

“We have successfully consolidated most of the Tokheim North America assets we purchased into our Dresser Wayne operations,” said Murray. “With the bulk of transition costs in the second quarter, we began to see anticipated efficiency improvements create significant operating leverage from increased volumes.”

Work stoppage at Waukesha Engine causes year-on-year decline in Compression and Power Systems segment, sequential results improve

Compression and power systems revenue in the third quarter of 2003 was $69.5 million, down $3.6 million from $73.1 million for the same period in 2002. As previously announced, a new labor agreement was reached July 28th in the natural gas engine business, ending a union work stoppage begun in May at the Waukesha, Wisconsin manufacturing facilities. Although production was continued during the work stoppage with temporary and non-union employees, reduced output levels contributed to lower revenues and gross margins in this segment.

Operating income for the quarter ended September 30, 2003 was $1.4 million, compared to $3.9 million for the quarter ended September 30, 2002. The major factor contributing to the year-on-year decline in operating income were the effects of the previously discussed labor action, partly offset by improved results in the industrial blower business.

Backlog on September 30, 2003 was $77.6 million compared to backlog of $49.6 million on September 30, 2002. The increased backlog was in part attributable to lower production volumes during the strike.

On a sequential basis, revenue of $69.5 million in the third quarter of 2003 was up $13.6 million from $55.9 million in the second quarter of 2003. The increase in revenue was mainly due to the output increases in the third quarter due to the ending of the labor action in the natural gas engine business.

Operating income for the third quarter of 2003 was $1.4 million, compared to a $4.3 million loss for the second quarter of 2003. Lower work stoppage expenses, and increased output in the natural gas engine

Dresser, Inc. Provides Third Quarter 2003 Financial Results

business since the end of the strike, were mainly responsible for the difference between the quarters, along with improved operating income in the industrial blower business.

Commented Murray, “Manufacturing output in our natural gas engine business has recovered since the end of the work stoppage in July. The impact of the strike on the third quarter has obscured early signs of an improvement in market conditions for our natural gas engine business.”

The Company provides fourth quarter outlook

“We expect adjusted EBITDA in the fourth quarter of 2003 to be up significantly year-on-year,” stated Murray. “On a sequential basis, fourth quarter adjusted EBITDA is expected to be slightly down from the third quarter. We expect a decrease in adjusted EBITDA due in large part to inefficiencies in our flow control segment as we work through the previously announced plant closures and consolidations as well as the loss we incurred on a recently completed international project order as discussed above.”

Added Murray, “October was another solid bookings month, and we expect to carry a healthy backlog into 2004. We have also begun to see the benefit of increased operating leverage in the retail fueling business from prior restructuring and cost reduction initiatives. As we work through the current restructurings in flow control we expect to see improved operating leverage from this segment in 2004. Restatement and re-audit expenses should be lower in the fourth quarter, although we do expect to have fees and expenses related to a solicitation for the bond indenture amendment announced today.”

“In the fourth quarter Dresser plans to divest a small operation,” stated Murray. “The Company has signed an agreement for the sale of a non-core Italian valve manufacturing operation for approximately $23.5 million in cash plus the assumption of approximately $4.6 million in debt. This operation contributed approximately $23 million in revenue and $3 million of EBITDA for the trailing 12 months ended September 30, 2003. Subject to satisfaction of customary closing conditions, we expect to complete the transaction prior to the end of 2003. The Company expects to recognize a loss of approximately $4 million on the sale of the operation. Cash proceeds will be applied to debt.”

First and second quarter 2003 results released

The Company announced earnings results for the first and second quarters of 2003.

For the first quarter of 2003, revenues were $371.4 million, a decrease of $13.4 million from first quarter 2002 revenues of $384.8 million. Operating income for the quarter ended March 31, 2003 was $12.6 million, down $26.6 million from $39.2 million for the quarter ended March 31, 2002. The Company posted a net loss of $4.8 million for the first quarter of 2003, down $7.2 million from net income of $2.4 million for the same period in 2002.

EBITDA in the first quarter of 2003 was $27.0 million, down $23.6 million from $50.6 million for the first quarter of 2002. Adjusted EBITDA in the first quarter of 2003 was $37.9 million, down $10.3 million from adjusted EBITDA of $48.2 million in the first quarter of 2002.

For the second quarter of 2003, revenues were $394.9 million, a decrease of $23.1 million from second quarter 2002 revenues of $418.0 million. Operating income for the quarter ended June 30, 2003 was $5.6 million, down $23.0 million from $28.6 million for the quarter ended June 30, 2002. The Company posted a net loss of $17.2 million for the second quarter of 2003, down $21.2 million from net income of $4.0 million for the same period in 2002.

Dresser, Inc. Provides Third Quarter 2003 Financial Results

EBITDA in the second quarter of 2003 was $22.3 million, down $19.3 million from $41.6 million for the second quarter of 2002. Adjusted EBITDA in the second quarter of 2003 was $37.8 million, down $8.0 million from adjusted EBITDA of $45.8 million in the second quarter of 2002.

“As we noted in our business updates for the first and second quarters,” said Murray, “The first half of 2003 was weaker compared to the first half of 2002. We believe our markets reached a low in the fourth quarter of 2002 and started to recover in 2003. Our forward looking indicators at the time led us to believe that the second half of 2003 would be significantly stronger than the first half and that has proven to be the case so far.”

Dresser announces launch of consent solicitation, full year 2002 and restated 2001 financial results, and plan for filings

The Company’s restatement of prior years is substantially complete. As part of the process of completing and delivering audited financials to its senior lenders and completing outstanding filings with the SEC, the Company separately announced today the launch of a consent solicitation for the amendment and waiver of certain financial reporting requirements in its senior subordinated notes indenture. As announced previously the Company has already obtained a comparable waiver from its senior lenders.

The purpose of the indenture amendment and waiver is to permit the Company to present certain prior years’ financial statements to its note holders on an unaudited basis and to defer to December 15, 2003 its obligation to comply with its indenture reporting covenant. The solicitation also provides for a waiver of all defaults under the indenture’s reporting requirements through the completion of the consent solicitation. The Company will offer its note holders $2.50 in cash for each $1,000 principal amount of notes to approve the amendment and waiver by December 4, 2003.

In connection with the consent solicitation, Dresser will furnish to the SEC on Form 8-K a copy of the consent solicitation statement, which will include as exhibits an unaudited draft of the Company’s report on Form 10-K for 2002 and unaudited draft reports on Form 10-Q for the first two quarters of 2003 presented as though the Company had completed the consent solicitation and received the related waiver.

In the draft reports attached to the consent solicitation statement, the Company reported that on a full-year consolidated basis, revenues for 2002 were $1,589.4 million, an increase of $49.3 million over the $1,540.1 million for 2001. Gross profit for 2002 was $430.7 million, a decrease of $30.7 million from 2001 gross profit of $461.4 million. Operating income for 2002 was $92.0 million, a decrease of $24.7 million from operating income of $116.7 million in 2001. A net loss of $14.1 million in 2002 decreased by $30.2 million from a net loss of $44.3 million in 2001.

EBITDA for fiscal year 2002 was $138.4 million, a decrease of $34.3 million from EBITDA of $172.7 million in 2001.

Adjusted EBITDA in 2002 was $166.0 million, a decrease of $32.3 million from adjusted EBITDA of $198.3 million in 2001.

Since the previously announced preliminary results of restatements of prior years, the Company has recorded several additional changes including deferred income tax expense of $78.0 million and a charge to retained earnings of $23.0 million associated with the leveraged recapitalization in 2001. These non-cash charges were to establish a valuation allowance against domestic deferred tax assets, and are principally responsible for the difference between the net loss in 2001 of $44.3 million versus the previous estimated net income of $25 million. Neither of these items impacts the Company’s actual cash tax payments in prior or future periods.

Dresser, Inc. Provides Third Quarter 2003 Financial Results

For a description of the errors and complete restated prior years’ results please see the unaudited draft of the Company’s report on Form 10-K for 2002 and unaudited draft reports on Form 10-Q for the first two quarters of 2003 furnished to the SEC on Form 8-K in connection with the consent solicitation statement.

Tables showing a comparison between selected restated and as-reported financial information for the first, second, and third quarters of 2002, as well as released earnings for the fourth quarter of 2002 can be found attached to this earnings release and in the exhibits to today’s 8-K filing.

Upon consummating the consent solicitation, the Company will file its annual report on Form 10-K for 2002; amended quarterly reports on Form 10-Q for first, second and third quarters of 2002; quarterly reports on Form 10-Q for the first, second and third quarters of 2003; and deliver audited financials to its senior lenders.

Conference call

The Company will hold a conference call Wednesday, November 19, at 11:00 a.m. EST, 10:00 a.m. CST. Following the brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-800-915-4836 (international dial 1-973-317-5319), ten minutes before the conference call begins and ask for the Dresser conference.

There will also be a real-time audio webcast of the conference call by CCBN. To listen to the live call, select the webcast icon from http://www.dresser.com/ir at least 15 minutes before the start of the call to register, download, and install any necessary audio software. Individuals accessing the audio webcast will be “listen only” and will not have the capability to take part in the Q&A session.

A digital replay will be available one hour after the conclusion of the call. Interested individuals can access the webcast replay at http://www.dresser.com/ir, by clicking on the webcast link. The webcast replay will be available for 30 days after the call. Phone replay will be available through November 26th and may be accessed by dialing 1-800-428-6051 (international dial 1-973-709-2089), then enter passcode 312841.

Headquartered in Dallas, Texas, Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement systems, and compression and power systems segments of the energy industry. Dresser has a widely distributed global presence, with over 7,500 employees and a sales presence in over 100 countries worldwide. The Company’s website can be accessed at www.dresser.com.

Notice relating to use of non-GAAP measures

EBITDA and EBITDA as defined in our credit agreement (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. The Company believes that certain investors may find EBITDA and Adjusted EBITDA to be useful tools for measuring a company’s ability to service its debt. Adjusted EBITDA is also a metric used by our senior lenders under our credit agreement to determine if we are in compliance with loan covenants. As such, it may be important to investors to be aware of the same measure, as a default in a loan covenant could have significant consequences to the Company.

Nevertheless, EBITDA and Adjusted EBITDA have distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the Company. Adjusted EBITDA, as defined in our credit agreement, further excludes factors such as “…all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation all restructuring costs…)” and “…Non-cash Charges less any non-cash items increasing Net Income for such period (other than normal accruals in the ordinary course of business)…”. However, these are expenses that may recur and vary greatly and are difficult

Dresser, Inc. Provides Third Quarter 2003 Financial Results

to predict. They can represent the effects of long-term strategies as opposed to short-term results. In addition, these expenses can represent the reduction of cash that could be used for other corporate purposes. Management compensates for these limitations by relying upon the GAAP results, and using the non-GAAP measures as supplements only.

Table 1: Reconciliation of 2001 Adjusted EBITDA to Net Income

($ Millions)	1Q01	2Q01	3Q01	4Q01	FY 2001
Net Income / (Loss)	$20.3	$(71.6)	$12.0	$(5.0)	$(44.3)
Interest expense*	0.8	19.8	25.9	22.1	68.6
Interest income	(0.6)	(0.8)	(1.6)	(0.1)	(3.1)
Income tax expense	12.6	79.6	6.1	(1.2)	97.1
Depreciation and amortization	13.5	13.3	13.8	13.8	54.4

EBITDA	$46.6	$40.3	$56.2	$29.6	$172.7

Restructuring—Cash Payments (1)	—	—	—	—	—
Restructuring—Non-Cash Charges (2)	—	—	—	—	—
Other (3)	4.0	10.2	0.4	11.0	25.6
Total adjustments to EBITDA (as defined per credit agreement)	4.0	10.2	0.4	11.0	25.6

Adjusted EBITDA**	$50.6	$50.5	$56.6	$40.6	$198.3

see notes at end of section

Table 2: Reconciliation of 2002 Adjusted EBITDA to Net Income

($ Millions)	1Q02	2Q02	3Q02	4Q02	FY 2002
Net Income / (Loss)	$2.4	$4.0	$1.7	$(22.2)	$(14.1)
Interest expense*	33.8	23.4	21.6	19.8	98.6
Interest income	(0.7)	(0.4)	(0.9)	(0.6)	(2.6)
Income tax expense	4.2	4.2	(2.5)	7.5	13.4
Depreciation and amortization	10.9	10.4	11.4	10.4	43.1

EBITDA	$50.6	$41.6	$31.3	$14.9	$138.4

Restructuring—Cash Payments (1)	—	—	1.6	3.6	5.2
Restructuring—Non-Cash Charges (2)	—	—	0.9	(0.1)	0.8
Other (3)	(2.4)	4.2	9.9	9.9	21.6
Total adjustments to EBITDA (as defined per credit agreement)	(2.4)	4.2	12.4	13.4	27.6

Adjusted EBITDA**	$48.2	$45.8	$43.7	$28.3	$166.0

see notes at end of section

Dresser, Inc. Provides Third Quarter 2003 Financial Results

Table 3: Reconciliation of 2003 Adjusted EBITDA to Net Income

($ Millions)	1Q03	2Q03	3Q03	YTD 3Q03
Net Income / (Loss)	$(4.8)	$(17.2)	$(9.8)	$(31.8)
Interest expense*	20.4	21.3	21.2	62.9
Interest income	(1.3)	(0.6)	(0.5)	(2.4)
Income tax expense	2.2	8.0	10.9	21.1
Depreciation and amortization	10.5	10.8	10.4	31.7

EBITDA	$27.0	$22.3	$32.2	$81.5

Restructuring—Cash Payments (1)	5.2	1.6	6.3	13.1
Restructuring—Non-Cash Charges (2)	2.0	0.6	0.2	2.8
Other (3)	3.7	13.3	8.5	25.5
Total adjustments to EBITDA (as defined per credit agreement)	10.9	15.5	15.0	41.4

Adjusted EBITDA**	$37.9	$37.8	$47.2	$122.9

Notes:

*	2001 interest expense includes $6.9 million of amortization of deferred financing costs. 2002 interest expense
includes	$20.3 million of amortization of deferred financing costs, which includes $15.4 million of accelerated amortization expense arising from voluntary prepayments of senior debt during 2002. Interest expense for the nine months ended September 30, 2003 includes $5.1 million of amortization of deferred financing costs.

Cash interest expense in 2001, 2002 and for the nine months ended September 30, 2003 was $48.3 million,

$77.6 million and $48.5, respectively. Cash interest in 2001 was principally related to the period following the

April 10th recapitalization transaction.

**	Calculated based on the definition of “EBITDA” in our credit agreement. However, “Consolidated EBITDA”

has been fixed in our credit agreement for certain periods by Amendment No. 6 and Waiver to the Credit Agreement.

(1)	These items consist of restructuring items including termination benefits and other exit activities from the consolidation of operations, discontinuation of product lines and a company-wide reduction in force.

(2)	These items consist of restructuring items for the write-down of machinery, goodwill and other assets.
(3)	These items consist of all additional extraordinary, unusual, or nonrecurring charges, gains and losses and the related tax effects; gains/losses due to foreign exchange fluctuations and related tax effects; the reduction of equity earnings except to the extent cash dividends or distributions paid; any non-capitalized transaction costs incurred with the connection with actual, proposed, or abandoned financings, acquisitions, or divestitures, including, but not limited to, financing and refinancing fees and costs incurred with the transactions;

an allowance for losses (including lost earnings and incremental costs) incurred during the second and third quarters of 2003 attributable to a labor dispute at the Waukesha plant in an aggregate amount for all losses not to exceed $13 million; fees payable and expenses incurred in connection with Amendments Nos.

4, 5, and 6 and Waiver; and fees and expenses related to or resulting from the re-audit and restatement of the financial statements (including the fees of accountants, legal counsel, and other engaged to perform services in connection therewith.)

Safe Harbor Statement

This document contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the Company’s expectations regarding the results of restatements of past periods, estimated results for 2002 and subsequent periods, and the Company’s estimates of the effect of the correction of known accounting errors described in these forward-looking statements. Factors that could affect the Company’s forward-looking statements may include, among other things: changes to the Company’s 2001 financial statements in addition to those currently anticipated by the Company; and negative reactions to the delay caused by the requirement to restate our financial statements

Dresser, Inc. Provides Third Quarter 2003 Financial Results

for material errors and the time necessary to complete the related re-audit from the Company’s senior lenders or holders of its senior subordinated notes. In addition, see the “Risk Factors” disclosure in the consent solicitation statement furnished on Form 8-K today, and the unaudited draft reports on Form 10-K and Form 10-Q attached as exhibits thereto.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. Projections of future results should not be relied upon as a guarantee that those results will be obtained. Actual results will likely differ from our current projections and the differences may be material. Additionally, the Company is not obligated to make public indication of changes in its projections unless required under applicable disclosure rules and regulations.

In addition, as the restatement and re-audit of our 2001 financial statements and the audit of our 2002 financial statements have not been completed, the unaudited information presented herein may differ from our restated financial statements.

It is possible that the process of restating our prior period financial statements could require additional changes to the Company’s financial statements for 2003 or prior periods that individually or in the aggregate could be material to Dresser’s financial position, results of operations or liquidity.

###

COMPANY CONTACT:

Stewart Yee

Director of Corporate Communications

(972) 361-9933

stewart.yee@dresser.com

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2003	Restated 2002	Change	2003	Restated 2002	Change
Revenues	$417.5	$407.9	$9.6	$1,183.8	$1,210.7	$(26.9)
Cost of revenues	306.6	306.9	(0.3)	871.0	881.2	(10.2)

Gross profit	110.9	101.0	9.9	312.8	329.5	(16.7)
Selling, engineering, administrative and general expenses	88.8	80.1	8.7	272.5	240.8	31.7

Operating Income	22.1	20.9	1.2	40.3	88.7	(48.4)
Other income (deductions)	(21.1)	(21.7)	0.6	(51.1)	(74.7)	23.6

(Loss) income before taxes	1.0	(0.8)	1.8	(10.8)	14.0	(24.8)
Provision for income taxes	(10.8)	2.5	(13.3)	(21.0)	(5.9)	(15.1)

Net (loss) income	$(9.8)	$1.7	$(11.5)	$(31.8)	$8.1	$(39.9)

Dresser, Inc.

Information by Business Segment

Unaudited

(In Millions)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2003	Restated 2002	2003	Restated 2002
Revenues:
Flow Control	$253.8	$254.9	$729.3	$775.1
Measurement Systems	96.0	80.8	263.0	225.4
Compression and Power Systems	69.5	73.1	195.6	213.0
Reconciling items incl. corporate	(1.8)	(0.9)	(4.1)	(2.8)

	$417.5	$407.9	$1,183.8	$1,210.7

Gross Profit:
Flow Control	$68.1	$61.8	$205.9	$219.5
Measurement Systems	29.3	21.7	66.5	57.0
Compression and Power Systems	13.5	17.4	40.5	53.0
Reconciling items incl. corporate	—	0.1	(0.1)	—

	$110.9	$101.0	$312.8	$329.5

Selling, Engineering, Administrative and General Expenses:
Flow Control	$55.0	$49.2	$161.8	$148.5
Measurement Systems	16.2	13.6	49.3	41.2
Compression and Power Systems	12.1	13.5	35.8	38.8
Reconciling items incl. corporate	5.5	3.8	25.6	12.3

	$88.8	$80.1	$272.5	$240.8

Operating Income:
Flow Control	$13.1	$12.6	$44.1	$71.0
Measurement Systems	13.1	8.1	17.2	15.8
Compression and Power Systems	1.4	3.9	4.7	14.2
Reconciling items incl. corporate	(5.5)	(3.7)	(25.7)	(12.3)

	$22.1	$20.9	$40.3	$88.7

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$5.8	$6.8	$17.8	$18.6
Measurement Systems	1.2	1.3	4.0	3.9
Compression and Power Systems	2.7	3.1	8.2	9.6
Reconciling items incl. corporate	0.7	0.2	1.7	0.6

	$10.4	$11.4	$31.7	$32.7

Capital Expenditures:
Flow Control	$5.2	$1.7	$11.7	$6.0
Measurement Systems	0.7	0.4	0.8	1.2
Compression and Power Systems	1.0	0.4	1.5	3.6
Reconciling items incl. corporate	3.5	—	3.8	0.2

	$10.4	$2.5	$17.8	$11.0

Backlog:
Flow Control	$345.7	$279.0
Measurement Systems	49.5	47.9
Compression and Power Systems	77.6	49.6
Reconciling items incl. corporate	(0.6)	(3.5)

	$472.2	$373.0

Balance Sheet:	Sep 30, 2003	Dec 31 2002
Cash and Cash Equivalents	$113.2	$126.3
Working Capital*	$429.2	$378.2
Total Assets	$1,433.9	$1,369.8
Total Borrowings under Sr. Credit Agreement and Sr. Sub. Indenture	$951.8	$959.8
Total Debt	$973.0	$983.6

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Jun 30,			Six Months Ended Jun 30,
	2003	Restated 2002	Change	2003	Restated 2002	Change
Revenues	$394.9	$418.0	$(23.1)	$766.3	$802.8	$(36.5)
Cost of revenues	294.2	302.1	(7.9)	564.4	574.3	(9.9)

Gross profit	100.7	115.9	(15.2)	201.9	228.5	(26.6)
Selling, engineering, administrative and general expenses	95.1	87.3	7.8	183.7	160.7	23.0

Operating Income	5.6	28.6	(23.0)	18.2	67.8	(49.6)
Other income (deductions)	(14.8)	(20.4)	5.6	(30.0)	(53.0)	23.0

(Loss) income before taxes	(9.2)	8.2	(17.4)	(11.8)	14.8	(26.6)
Provision for income taxes	(8.0)	(4.2)	(3.8)	(10.2)	(8.4)	(1.8)

Net (loss) income	$(17.2)	$4.0	$(21.2)	$(22.0)	$6.4	$(28.4)

Dresser, Inc.

Information by Business Segment

Unaudited

(In Millions)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2003	Restated 2002	2003	Restated 2002
Revenues:
Flow Control	$248.0	$275.2	$475.5	$520.2
Measurement Systems	92.0	77.9	167.0	144.6
Compression and Power Systems	55.9	65.9	126.1	139.9
Reconciling items incl. corporate	(1.0)	(1.0)	(2.3)	(1.9)

	$394.9	$418.0	$766.3	$802.8

Gross Profit:
Flow Control	$71.5	$80.8	$137.8	$157.7
Measurement Systems	20.9	19.6	$37.2	$35.3
Compression and Power Systems	8.4	15.5	$27.0	$35.6
Reconciling items incl. corporate	(0.1)	—	(0.1)	(0.1)

	$100.7	$115.9	$201.9	$228.5

Selling, Engineering, Administrative and General Expenses:
Flow Control	$52.8	$55.9	$106.8	$99.3
Measurement Systems	16.1	14.0	33.1	27.6
Compression and Power Systems	12.7	12.9	23.7	25.3
Reconciling items incl. corporate	13.5	4.5	20.1	8.5

	$95.1	$87.3	$183.7	$160.7

Operating Income:
Flow Control	$18.7	$24.9	$31.0	$58.4
Measurement Systems	4.8	5.6	4.1	7.7
Compression and Power Systems	(4.3)	2.6	3.3	10.3
Reconciling items incl. corporate	(13.6)	(4.5)	(20.2)	(8.6)

	$5.6	$28.6	$18.2	$67.8

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$6.1	$5.5	$12.0	$11.8
Measurement Systems	1.3	1.3	2.8	2.6
Compression and Power Systems	2.7	3.2	5.5	6.5
Reconciling items incl. corporate	0.7	0.4	1.0	0.4

	$10.8	$10.4	$21.3	$21.3

Capital Expenditures:
Flow Control	$5.0	$1.8	$6.5	$4.3
Measurement Systems	—	0.1	0.1	0.8
Compression and Power Systems	0.3	1.5	0.5	3.2
Reconciling items incl. corporate	0.2	0.3	0.3	0.2

	$5.5	$3.7	$7.4	$8.5

Backlog:
Flow Control	$348.6	$313.8
Measurement Systems	50.5	42.1
Compression and Power Systems	61.0	55.1
Reconciling items incl. corporate	(1.4)	(4.6)

	$458.7	$406.4

Balance Sheet:	Jun 30, 2003	Dec 31, 2002
Cash and Cash Equivalents	$102.2	$126.3
Working Capital*	$418.6	$378.2
Total Assets	$1,419.3	$1,369.8
Total Borrowings under Sr. Credit Agreement and Sr. Sub. Notes	$952.0	$959.8
Total Debt	$980.2	$983.6

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Mar 31,
	2003	Restated 2002	Change
Revenues	$371.4	$384.8	(13.4)
Cost of revenues	270.2	272.2	(2.0)

Gross profit	101.2	112.6	(11.4)
Selling, engineering, administrative and general expenses	88.6	73.4	15.2

Operating Income	12.6	39.2	(26.6)
Other income (deductions)	(15.2)	(32.6)	17.4

(Loss) income before taxes	(2.6)	6.6	(9.2)
Provision for income taxes	(2.2)	(4.2)	2.0

Net (loss) income	$(4.8)	$2.4	$(7.2)

Dresser, Inc.

Information by Business Segment

Unaudited

(In Millions)

	Three Months Ended Mar 31,
	2003	Restated 2002
Revenues:
Flow Control	$227.5	$245.3
Measurement Systems	75.0	66.6
Compression and Power Systems	70.2	74.0
Reconciling items incl. corporate	(1.3)	(1.1)

	$371.4	$384.8

Gross Profit:
Flow Control	$66.3	$77.1
Measurement Systems	16.3	15.7
Compression and Power Systems	18.6	20.1
Reconciling items incl. corporate	—	(0.3)

	$101.2	$112.6

Selling, Engineering, Administrative and General Expenses:
Flow Control	$54.0	$43.2
Measurement Systems	17.0	13.9
Compression and Power Systems	11.0	12.3
Reconciling items incl. corporate	6.6	4.0

	$88.6	$73.4

Operating Income:
Flow Control	$12.3	$33.9
Measurement Systems	(0.7)	1.8
Compression and Power Systems	7.6	7.8
Reconciling items incl. corporate	(6.6)	(4.3)

	$12.6	$39.2

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$5.9	$6.3
Measurement Systems	1.5	1.3
Compression and Power Systems	2.8	3.3
Reconciling items incl. corporate	0.3	—

	$10.5	$10.9

Capital Expenditures:
Flow Control	$1.5	$2.5
Measurement Systems	0.1	0.7
Compression and Power Systems	0.2	1.7
Reconciling items incl. corporate	0.1	(0.1)

	$1.9	$4.8

Backlog:
Flow Control	$309.8	$339.1
Measurement Systems	$40.3	$49.4
Compression and Power Systems	$41.4	$47.9
Reconciling items incl. corporate	—	(3.1)

	$391.5	$433.3

Balance Sheet:	Mar 31, 2003	Dec 31, 2002
Cash and Cash Equivalents	$123.9	$126.3
Working Capital*	$409.3	$378.2
Total Assets	$1,348.9	$1,369.8
Total Borrowings under Sr. Credit Agreement and Sr. Sub. Notes	$952.2	$959.8
Total Debt	$979.7	$983.6

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Dec 31, 2002	Year Ended Dec 31, 2002
Revenues	$378.7	$1,589.4
Cost of revenues	277.5	1,158.7

Gross profit	101.2	430.7
Selling, engineering, administrative and general expenses	97.9	338.7

Operating Income	3.3	92.0
Other income (deductions)	(18.0)	(92.7)

(Loss) income before taxes	(14.7)	(0.7)
Provision for income taxes	(7.5)	(13.4)

Net (loss) income	$(22.2)	$(14.1)

Dresser, Inc.

Information by Business Segment

(In Millions)

Unaudited

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2002	Restated 2001	2002	Restated 2001
Revenues:
Flow Control	$229.9	$209.7	$1,005.1	$848.1
Measurement Systems	85.5	108.7	310.9	343.1
Compression and Power Systems	64.1	87.2	277.1	355.3
Reconciling items incl. corporate	(0.9)	(1.7)	(3.7)	(6.4)

	$378.6	$403.9	$1,589.4	$1,540.1

Gross Profit:
Flow Control	$62.4	$57.4	$283.3	$265.4
Measurement Systems	21.8	28.9	78.9	88.8
Compression and Power Systems	15.0	27.9	68.1	108.9
Reconciling items incl. corporate	2.0	(1.7)	0.4	(1.7)

	$101.2	$112.5	$430.7	$461.4

Selling, Engineering, Administrative and General Expenses:
Flow Control	$57.0	$49.8	$205.2	$187.6
Measurement Systems	13.8	14.4	54.9	66.1
Compression and Power Systems	12.3	18.7	51.1	57.8
Reconciling items incl. corporate	14.9	14.2	27.5	33.2

	$98.0	$97.1	$338.7	$344.7

Operating Income:
Flow Control	$5.4	$7.6	$78.1	$77.8
Measurement Systems	8.0	14.5	24.0	22.7
Compression and Power Systems	2.7	9.2	17.0	51.1
Reconciling items incl. corporate	(12.9)	(15.9)	(27.1)	(34.9)

	$3.2	$15.4	$92.0	$116.7

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$6.4	$9.2	$25.0	$34.5
Measurement Systems	1.2	1.7	5.1	7.0
Compression and Power Systems	2.3	2.8	12.0	12.4
Reconciling items incl. corporate	0.2	0.1	1.0	0.5

	$10.1	$13.8	$43.1	$54.4

Capital Expenditures:
Flow Control	$3.2	$3.7	$9.2	$8.4
Measurement Systems	0.4	3.2	1.6	16.9
Compression and Power Systems	0.6	3.8	4.2	9.8
Reconciling items incl. corporate	—	0.9	0.2	0.9

	$4.2	$11.6	$15.2	$36.0

Backlog:
Flow Control	$267.6	$325.1
Measurement Systems	43.9	46.7
Compression and Power Systems	40.7	51.4
Reconciling items incl. corporate	(3.1)	(3.7)

	$349.1	$419.5

Balance Sheet:	Dec 31, 2002	Restated Dec 31, 2001
Cash and Cash Equivalents	$126.3	$101.7
Working Capital*	$378.2	$401.2
Total Assets	$1,369.8	$1,398.1
Total Borrowings under Sr. Credit Agreement and Sr. Sub. Indenture	$959.8	$1,011.7
Total Debt	$983.6	$1,055.9

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Sept 30, 2002			Nine Months Ended Sept 30, 2002
	Restated	Previously Reported	Change	Restated	Previously Reported	Change
Revenues	$407.9	$407.0	$0.9	$1,210.7	$1,207.3	$3.4
Cost of revenues	306.9	306.8	0.1	881.2	882.9	(1.7)

Gross profit	101.0	100.2	0.8	329.5	324.4	5.1
Selling, engineering, administrative and general expenses	80.1	78.7	1.4	240.8	235.6	5.2

Operating Income	20.9	21.5	(0.6)	88.7	88.8	(0.1)
Other income (deductions)	(21.7)	(22.9)	1.2	(74.7)	(78.1)	3.4

(Loss) income before taxes	(0.8)	(1.4)	0.6	14.0	10.7	3.3
Provision for income taxes	2.5	—	2.5	(5.9)	(4.6)	(1.3)

Net (loss) income	$1.7	$(1.4)	$3.1	$8.1	$6.1	$2.0

Dresser, Inc.

Information by Business Segment

(In Millions)

Unaudited/Restated

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2002	2001	2002	2001
Revenues:
Flow Control	$254.9	$230.7	$775.1	$638.4
Measurement Systems	80.8	80.7	225.4	234.4
Compression and Power Systems	73.1	91.3	213.0	268.1
Reconciling items incl. corporate	(0.9)	(1.3)	(2.8)	(4.2)

	$407.9	$401.4	$1,210.7	$1,136.7

Gross Profit:
Flow Control	$61.8	$71.4	$219.5	$208.0
Measurement Systems	21.7	21.9	57.0	59.9
Compression and Power Systems	17.4	26.9	53.0	81.0
Reconciling items incl. corporate	0.1	—	—	—

	$101.0	$120.2	$329.5	$348.9

Selling, Engineering, Administrative and General Expenses:
Flow Control	$49.2	$49.6	$148.5	$137.8
Measurement Systems	13.6	13.9	41.2	51.7
Compression and Power Systems	13.5	13.4	38.8	39.1
Reconciling items incl. corporate	3.8	4.5	12.3	19.0

	$80.1	$81.4	$240.8	$247.6

Operating Income:
Flow Control	$12.6	$21.8	$71.0	$70.2
Measurement Systems	8.1	8.0	15.8	8.2
Compression and Power Systems	3.9	13.5	14.2	41.9
Reconciling items incl. corporate	(3.7)	(4.5)	(12.3)	(19.0)

	$20.9	$38.8	$88.7	$101.3

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$6.8	$9.1	$18.6	$25.3
Measurement Systems	1.3	1.5	3.9	5.3
Compression and Power Systems	3.1	3.2	9.6	9.6
Reconciling items incl. corporate	0.2	—	0.6	0.4

	$11.4	$13.8	$32.7	$40.6

Capital Expenditures:
Flow Control	$1.7	$2.9	$6.0	$4.7
Measurement Systems	0.4	6.4	1.2	13.7
Compression and Power Systems	0.4	2.4	3.6	6.0
Reconciling items incl. corporate	—	(0.1)	0.2	—

	$2.5	$11.6	$11.0	$24.4

Backlog:
Flow Control	$279.0	$303.7
Measurement Systems	47.9	63.5
Compression and Power Systems	49.6	77.0
Reconciling items incl. corporate	(3.5)	(3.7)

	$373.0	$440.5

Balance Sheet:	Sep 30, 2002	Dec 31, 2001

Cash and Cash Equivalents	$92.6	$101.7
Working Capital*	$423.8	$401.2
Total Assets	$1,391.1	$1,398.1

Total Borrowings under Sr. Credit Agreement and Sr. Sub. Indenture	$960.0	$1,011.7
Total Debt	$997.5	$1,055.9

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Jun 30, 2002			Six Months Ended Jun 30, 2002
	Restated	Previously Reported	Change	Restated	Previously Reported	Change
Revenues	$418.0	$420.1	$(2.1)	$802.8	$800.3	$2.5
Cost of revenues	302.1	302.7	(0.6)	574.3	576.1	(1.8)

Gross profit	115.9	117.4	(1.5)	228.5	224.2	4.3
Selling, engineering, administrative and general expenses	87.3	82.8	4.5	160.7	156.9	3.8

Operating Income	28.6	34.6	(6.0)	67.8	67.3	0.5
Other income (deductions)	(20.4)	(21.9)	1.5	(53.0)	(55.2)	2.2

(Loss) income before taxes	8.2	12.7	(4.5)	14.8	12.1	2.7
Provision for income taxes	(4.2)	(4.8)	0.6	(8.4)	(4.6)	(3.8)

Net (loss) income	$4.0	$7.9	$(3.9)	$6.4	$7.5	$(1.1)

Dresser, Inc.

Information by Business Segment

(In Millions)

Unaudited/Restated

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2002	2001	2002	2001
Revenues:
Flow Control	$275.2	$208.2	$520.2	$408.2
Measurement Systems	77.9	79.6	144.6	153.7
Compression and Power Systems	65.9	88.1	139.9	176.8
Reconciling items incl. corporate	(1.0)	(1.9)	(1.9)	(3.4)

	$418.0	$374.0	$802.8	$735.3

Gross Profit:
Flow Control	$80.8	$67.9	$157.7	$136.6
Measurement Systems	19.6	19.8	35.3	38.0
Compression and Power Systems	15.5	28.0	35.6	54.0
Reconciling items incl. corporate	—	—	(0.1)	0.1

	$115.9	$115.7	$228.5	$228.7

Selling, Engineering, Administrative and General Expenses:
Flow Control	$55.9	$46.3	$99.3	$88.3
Measurement Systems	$14.0	$18.5	$27.6	$37.2
Compression and Power Systems	$12.9	$13.8	$25.3	$25.6
Reconciling items incl. corporate	4.5	9.8	8.5	15.1

	$87.3	$88.4	$160.7	$166.2

Operating Income:
Flow Control	$24.9	$21.6	$58.4	$48.3
Measurement Systems	5.6	1.3	7.7	3.5
Compression and Power Systems	2.6	14.2	10.3	28.4
Reconciling items incl. corporate	(4.5)	(9.8)	(8.6)	(15.0)

	$28.6	$27.3	$67.8	$65.2

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
Flow Control	$5.5	$8.3	$11.8	$16.4
Measurement Systems	1.3	1.8	2.6	3.6
Compression and Power Systems	3.2	3.1	6.5	6.4
Reconciling items incl. corporate	0.4	0.1	0.4	0.4

	$10.4	$13.3	$21.3	$26.8

Capital Expenditures:
Flow Control	$1.8	$0.8	$4.3	$1.8
Measurement Systems	0.1	2.8	0.8	7.3
Compression and Power Systems	1.5	2.9	3.2	3.6
Reconciling items incl. corporate	0.3	0.1	0.2	0.1

	$3.7	$6.6	$8.5	$12.8

Backlog:
Flow Control	$313.8	$248.0
Measurement Systems	42.1	57.6
Compression and Power Systems	55.1	100.7
Reconciling items incl. corporate	(4.6)	(4.4)

	$406.4	$401.9

	Jun 30	Dec 31
Balance Sheet:	2002	2001
Cash and Cash Equivalents	$84.1	$101.7
Working Capital*	$435.2	$401.2
Total Assets	$1,415.4	$1,398.1
Total Borrowings under Sr. Credit Agreement and Sr. Sub. Notes	$983.2	$1,011.7
Total Debt	$1,036.8	$1,055.9

*	Accounts receivable and inventories less accounts and notes payable only.

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Mar 31, 2002
	Restated	Previously Reported	Change
Revenues	$384.8	$380.2	$4.6
Cost of revenues	272.2	273.4	(1.2)

Gross profit	112.6	106.8	5.8
Selling, engineering, administrative and general expenses	73.4	74.1	(0.7)

Operating Income	39.2	32.7	6.5
Other income (deductions)	(32.6)	(33.3)	0.7

(Loss) income before taxes	6.6	(0.6)	7.2
Provision for income taxes	(4.2)	0.2	(4.4)

Net (loss) income	$2.4	$(0.4)	$2.8

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Dec 31, 2001			Twelve Months Ended Dec 31, 2001
	Restated	Previously Reported	Change	Restated	Previously Reported	Change
Revenues	$403.4	$407.6	$(4.2)	$1,540.1	$1,545.8	$(5.7)
Cost of revenues	290.9	287.0	3.9	1,078.7	1,075.2	3.5

Gross profit	112.5	120.6	(8.1)	461.4	470.6	(9.2)

Selling, engineering, administrative and general expenses	97.1	79.2	17.9	344.7	303.9	40.8

Operating Income	15.4	41.4	(26.0)	116.7	166.7	(50.0)

Other income (deductions)	(21.6)	(23.5)	1.9	(63.9)	(67.2)	3.3

(Loss) income before taxes	(6.2)	17.9	(24.1)	52.8	99.5	(46.7)

Provision for income taxes	1.2	(10.4)	11.6	(97.1)	(42.7)	(54.4)

Net (loss) income	$(5.0)	$7.5	$(12.5)	$(44.3)	$56.8	$(101.1)

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Sept 30, 2001			Nine Months Ended Sept 30, 2001
	Restated	Previously Reported	Change	Restated	Previously Reported	Change
Revenues	$401.4	$403.3	$(1.9)	$1,136.7	$1,138.2	$(1.5)
Cost of revenues	281.2	280.6	0.6	787.8	788.2	(0.4)

Gross profit	120.2	122.7	(2.5)	348.9	350.0	(1.1)
Selling, engineering, administrative and general expenses	81.4	77.6	3.8	247.6	224.7	22.9

Operating Income	38.8	45.1	(6.3)	101.3	125.3	(24.0)
Other income (deductions)	(20.7)	(21.1)	0.4	(42.3)	(43.7)	1.4

(Loss) income before taxes	18.1	24.0	(5.9)	59.0	81.6	(22.6)
Provision for income taxes	(6.1)	(12.9)	6.8	(98.3)	(32.3)	(66.0)

Net (loss) income	12.0	11.1	0.9	(39.3)	49.3	(88.6)

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Jun 30, 2001			Six Months Ended Jun 30, 2001
	Restated	Previously Reported	Change	Restated	Previously Reported	Change
Revenues	$374.0	$373.4	$0.6	$735.3	$734.9	$0.4
Cost of revenues	258.3	257.5	0.8	506.6	507.6	(1.0)

Gross profit	115.7	115.9	(0.2)	228.7	227.3	1.4
Selling, engineering, administrative and general expenses	88.4	73.1	15.3	166.2	147.1	19.1

Operating Income	27.3	42.8	(15.5)	62.5	80.2	(17.7)
Other income (deductions)	(19.3)	(20.2)	0.9	(21.6)	(22.6)	1.0

(Loss) income before taxes	8.0	22.6	(14.6)	40.9	57.6	(16.7)
Provision for income taxes	(79.6)	(3.9)	(75.7)	(92.2)	(19.4)	(72.8)

Net (loss) income	$(71.6)	$18.7	$(90.3)	$(51.3)	$38.2	$(89.5)

DRESSER, INC.

Condensed Consolidated Statements of Earnings

(In Millions)

Unaudited

	Three Months Ended Mar 31, 2001
	Restated	Previously Reported	Change
Revenues	$361.3	$361.4	$(0.1)
Cost of revenues	248.3	250.1	(1.8)

Gross profit	113.0	111.3	1.7
Selling, engineering, administrative and general expenses	77.8	73.9	3.9

Operating Income	35.2	37.4	(2.2)
Other income (deductions)	(2.3)	(2.4)	0.1

(Loss) income before taxes	32.9	35.0	(2.1)
Provision for income taxes	(12.6)	(15.5)	2.9

Net (loss) income	20.3	19.5	0.8